Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited Pro Forma Condensed Consolidated Balance Sheet, as of September 30, 2019, reflects Asure Software’s financial position as if the Sale had occurred on that date. The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2018, and for the nine months ended September 30, 2019, reflect Asure Software's results of operations as if the Sale had occurred on January 1, 2018. The pro forma adjustments do not reflect the costs of separation and restructuring costs related to the disposal of the Workspace Business.

These unaudited Pro Forma Condensed Consolidated Financial Statements and the accompanying notes are based upon and should be read in conjunction with the Consolidated Financial Statements and Notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2019. The accompanying unaudited Pro Forma Condensed Consolidated Statements of Operations have been prepared in accordance with the regulations of the SEC and should not be considered indicative of the financial position or results of operations that would have occurred if the Sale had been consummated on the dates indicated, nor are they indicative of the future financial position or results of operations of the Company.

In accordance with SEC regulations, the unaudited Pro Forma Condensed Consolidated Financial Statements reflect adjustments to the extent they are directly attributable to the Sale, factually supportable and, for statement of operations purposes, are expected to have a continuing impact on the Company’s result of operations.

The “Historical” column in the unaudited Pro Forma Condensed Consolidated Financial Statements reflects Asure Software’s historical financial statements for the periods presented and does not reflect any adjustments related to the Sale and related events.

The “Workspace Business” column in the unaudited Pro Forma Condensed Consolidated Financial Statements is derived from the financial position and results of that the Workspace Business and corporate charges that are directly attributable to the Workspace Business. The “Pro Forma Adjustments” column in the unaudited Pro Forma Condensed Consolidated Balance Sheet reflects other effects of the Sale as described in note 1.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of 30 September 2019

(In thousands)

	Historical	Workspace Business	Pro Forma Adjustments	Notes	Pro Forma
Cash and cash equivalents	12,576	373	448	(d)(e)	12,651
Accounts receivable, net	15,199	10,150	-		5,049
Other current assets	8,498	4,820	1,685	(b)	5,363
Funds held for clients	88,210	-	-		88,210
Total current assets	124,483	15,343	2,133		111,273
Property and equipment, net	10,636	3,204	-		7,432
Goodwill	115,957	12,200	-		103,757
Intangible assets, net	72,472	3,405	-		69,067
Other assets, net	11,878	2,060	-		9,818
Total assets	335,426	36,212	2,133		301,347

Accounts payable	3,943	4,987	4,062	(e)	3,018
Accrued liabilities and other current liabilities	28,441	10,609	162	(a)(c)	17,994
Client fund obligations	88,470	-	-		88,470
Total current liabilities	120,854	15,596	4,224		109,482
Long-term debt	112,473	-	(109,493)	(a)	2,980
Other liabilities	8,450	813	228	(g)	7,865
Total liabilities	241,777	16,409	(105,041)		120,327
Total shareholders' equity	93,649	19,803	107,174		181,020
Total liabilities and shareholders' equity	335,426	36,212	2,133		301,347

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial information

Unaudited Pro Forma Condensed Combined Statements of Operations

Nine Months Ended 30 September 2019

(In thousands, except per share information)

	Historical	Workspace Business	Pro Forma Adjustments	Notes	Pro Forma
Revenue	76,160	20,624	-		55,536
Costs of revenue, exclusive of depreciation and amortization	24,639	5,874	-		18,765
Depreciation and amortization expense	11,711	1,658	-		10,053
Selling, general and administrative expense	41,918	7,941	-		33,977
Operating income	(2,108)	5,151	-		(7,259)
Interest expense and other	8,709	215	(7,786)	(f)	708
Income before income taxes	(10,817)	4,936	7,786		(7,967)
Income tax provision (benefit)	400	(98)	32	(g)	530
Net loss	(11,217)	5,034	7,754		(8,497)

Basic and diluted earnings per share	(0.72)				(0.55)
Weighted-average shares	15,472,000				15,472,000

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial information

Unaudited Pro Forma Condensed Combined Statements of Operations

Year Ended 31 December 2018

(In thousands, except per share information)

	Historical	Workspace Business	Pro Forma Adjustments	Notes	Pro Forma
Revenue	88,952	25,326	-		63,626
Costs of revenue, exclusive of depreciation and amortization	28,035	7,043	-		20,992
Depreciation and amortization expense	12,966	1,905	-		11,061
Selling, general and administrative expense	54,214	11,901	-		42,313
Operating income	(6,263)	4,477	-		(10,740)
Interest expense and other	8,514	101	(9,171)	(f)	(758)
Income before income taxes	(14,777)	4,376	9,171		(9,982)
Income tax provision (benefit)	(7,229)	(5)	90	(g)	(7,134)
Net income	(7,548)	4,381	9,081		(2,848)

Basic and diluted earnings per share	(0.54)				(0.20)
Weighted-average shares	14,010,000				14,010,000

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial information

Note 1 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a) Reflects the use of proceeds from the sale in repaying debt.

(b) Reflects the unpaid escrow related to the sale.

(c) Reflects the tax payable related to the gain on sale.

(d) Reflects the cash proceeds received in connection with the sale.

(e) Reflects the payment made for trade payables between the sold Workspace business and Asure Software Inc.

(f) Reflects the interest expense related to the debt extinguished in the transaction.

(g) Reflects the tax impacts of pro forma adjustments.

Note 2 – Reconciliation of GAAP Net Income to Non-GAAP EBITDA

This unaudited Pro Forma Condensed Combined Financial Information contain a reconciliation of net income (loss) to non-GAAP EBITDA. Non-GAAP EBITIDA is a measurement of financial performance that is not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. This non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.

Non-GAAP EBITDA differs from GAAP net income (loss) in that it excludes things such as interest, tax, depreciation, amortization, stock compensation, and one-time expenses. Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company's performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company's results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company's operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company's business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company's relative performance against other companies that also report non-GAAP operating results.

Pro forma combined EBITDA

For the nine months ended 30 September 2019

(In thousands, except per share information)

	Historical	Workspace Business	Pro Forma Adjustments	Notes	Pro Forma

Net Income (loss)	(11,217)	5,034	7,754	(f)	(8,497)
Acquisition costs and other one-time expenses	5,968	518	-		5,450
Stock Compensation	1,584	278	-		1,306
Interest expense & Other, net	8,708	-	(7,786)	(f)	922
Provision (benefit) for income taxes	400	(98)	32	(g)	530
Depreciation and amortization	11,711	1,658	-		10,053
Non-GAAP EBITDA	17,154	7,390	-		9,764

Pro forma combined EBITDA

For the year ended 31 December 2018

(In thousands, except per share information)

	Historical	Workspace Business	Pro Forma Adjustments	Notes	Pro Forma
Net Income (loss)	(7,548)	4,381	9,081	(f)	(2,848)
Acquisition costs and other one-time expenses	10,450	1,740	-		8,710
Stock Compensation	1,686	122	-		1,564
Interest expense & Other, net	9,570	-	(9,171)	(f)	399
Provision (benefit) for income taxes	(7,229)	(5)	90	(g)	(7,134)
Depreciation and amortization	12,966	1,905	-		11,061
Non-GAAP EBITDA	19,895	8,143	-		11,752